UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 1, 2007

Electro Energy Inc.

(Exact name of registrant as specified in its charter)

Florida	0-51083	59-3217746

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Shelter Rock Road Danbury, Connecticut	06810

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 797-2699

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

ELECTRO ENERGY INC.

August 7, 2007

Item 8.01	Other Events

Pursuant to that certain Note and Warrant Purchase Agreement (the “Agreement”) dated as of March 31, 2006, each of the holders of 8.5% Senior Secured Convertible Notes exercised its periodic right to cause the Company to repurchase a portion of its note. In connection with this exercise, on August 6, 2007 the Company delivered a total of 1,229,973 shares of unrestricted, registered common stock to the noteholders.

As a result of the Company’s election to issue said shares in lieu of paying cash to the noteholders, on August 1, 2007, $1,186,166.67 was released from escrow and paid to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 7, 2007	ELECTRO ENERGY INC.

	By:	/s/ Timothy E. Coyne

Name: Timothy E. Coyne
Title: Chief Financial Officer